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                                                                  EXHIBIT (3)(I)

                             CERTIFICATE OF INCORPORATION

                                          OF

                             SNAKE EYES GOLF CLUBS, INC.


     FIRST:    The name of the corporation is Snake Eyes Golf Clubs, Inc.
(hereinafter referred to as the "Corporation"),

     SECOND:   The address of the registered office of the Corporation in the
State of Delaware is, The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH:   A.   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is thirty million (30,000,000), consisting of twenty-five million (25,000,000) shares of Common Stock, par value one-tenth of one cent ($0.001) per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock").

               B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          C. SERIES A PREFERRED STOCK. Four Hundred Thousand (400,000) of the Five Million (5,000,000) authorized shares Preferred Stock of the Corporation shall be designated Series A preferred stock (the "Series A Preferred Stock") and shall possess the rights set forth below:

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          (a)  VOTING RIGHTS.  (i)  Except as otherwise provided herein or as required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matters that come before the shareholders.

               (ii)In the event the Corporation shall fail to pay current dividends on the Series A Preferred on four Dividend Payment Dates (as defined herein), whether consecutive or non-consecutive, the holders shall be entitled to vote, on a one-vote-per-share of Series A Preferred Stock basis, with the holders of the Common Stock on all matters submitted to the Company's shareholders. The holders shall continue to be entitled to the foregoing right to vote, notwithstanding the subsequent payment of any of or all such dividends.

               (iii)On all matters on which the Series A Preferred Stock is entitled to vote by law, the holders shall be entitled to one vote per share of Series A Preferred Stock, voting separately as a single class.

          (b) DIVIDEND RIGHTS. (i) Each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends in cash at the annual rate of nine percent (9%), as adjusted for stock splits, stock dividends, recapitalization, reclassifications and similar events, payable quarterly on March 31, June 30, September 30 and December 31, of each year, commencing June 30, 1995 (each a "Dividend Payment Date"). Dividends and distributions (other than those payable solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Common Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series A Preferred Stock then issued and outstanding, at the aforesaid rate for such calendar year.

               (ii)The right to dividends upon the issued and outstanding shares of Series A Preferred Stock shall be cumulative from the date of issuance of such share of Preferred Stock to which the dividend relates so that such rights shall be deemed to accrue, whether earned, or whether there be funds legally available therefor, or whether said dividends shall have been declared; and if such dividends shall not have been declared and paid, the deficiency shall first be fully paid on the Series A Preferred Stock, before any dividend or other distribution (other than those payable solely in Common Stock) may be paid, or declared and set apart for payment, to the holders of shares of Common Stock, and shall in any event be paid upon conversion of the Series A Preferred Stock, in cash, or at the election of the holders of shares of Series A Preferred Stock, partly in cash and partly in shares of Common Stock, or all in shares of Common Stock, at the fair market value of the Common Stock at the time of payment, as determined in as set forth in paragraph (e) hereof. Any accumulation of dividends on the shares of Series A Preferred Stock shall not bear interest. The dividends payable upon the issued and outstanding shares of Series A Preferred Stock shall be payable upon a pro rata basis.

               (iii)The restrictions on dividends and distributions with respect to shares of Common Stock and of Series A Preferred Stock set forth in paragraph
(b) hereof are in addition to, and not in derogation of, the other restrictions on such dividends and distributions set forth herein.

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               (iv)The Holders shall be entitled to the voting rights set forth in paragraph (a)(ii) in the event dividends are not paid on four Dividend Payment Dates.

          (c) LIQUIDATION RIGHTS. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of record of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, five Dollars ($5.00) per share of Series A Preferred Stock, plus a further amount per share equal to dividends, if any (i) then declared and unpaid on account of shares of Series A Preferred Stock and (ii) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) hereof before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If, upon any liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Series A Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts aforesaid, then the entire asserts of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.

          (d) CONVERSION RIGHTS. (i) Subject to the terms and conditions hereof, each holder of record of shares of Series A Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock of the Corporation (as such Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series A Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing Five Dollars ($5.00) by the Conversion Price (as hereinafter defined) per share for the Series A Preferred Stock in effect at the time of conversion.

               (ii)For purposes of this Certificate of Designation:

          "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Corporation after the Issuance Date (as defined herein) whether or not subsequently reacquired or retired by the Corporation, other than
(i) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (ii) any shares of the Company's Common Stock issued pursuant to shares which are currently reserved for issuance under the Golf-Technology Holding, Inc. Stock Option Plan (as such plan may be reconstituted to purchase Common Stock of the Company) and (iii) up to 500,000 shares of Common Stock (which number may be proportionately increased or decreased solely in the event of a subdivision or combination of the Company's Common Stock or the payment of a dividend on all shares of the Company's Common Stock payable in Common Stock of the Company) issued pursuant to options, other rights and convertible securities having exercise or conversion prices below the Conversion Price in effect which options, rights or securities are issued as incentive compensation to employees of the Company or its affiliates or to independent contractors who act as agents for the Company or its affiliates in connection with the Company's product sales.

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          "CONVERSION PRICE" shall mean the price at which shares of the Common
Stock shall be deliverable upon conversion of the Series A Preferred Stock. The Conversion Price shall initially be Five Dollars ($5.00). The Conversion Price shall be subject to adjustment as provided below:

          "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or securities convertible into, exercisable for or exchangeable for Additional Shares of Common Stock.

          "ISSUANCE DATE" shall mean the date the first share of Series A Preferred Stock is issued.

          "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (iii)ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES
          (A)In the event the Corporation at any time or from time to time shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification, stock split or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price in effect shall be proportionately decreased:

               (i)in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

               (ii)in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such subdivision becomes effective.

          (B)In the event the outstanding shares of Common Stock shall be combined or consolidated, by the reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (C)In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be possible, in relation to any, shares of

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stock or other property thereafter deliverable upon the conversation of the
Series A Preferred Stock.

          (D)If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock into which the Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such effectiveness would have been changed.

          (E)If and whenever, after the Issuance Date, the Corporation shall issue or sell, or is, in accordance with subparagraphs E(1) through E(6), deemed to have issued or sold, any Additional Shares of Common Stock for a consideration per share less than the Conversion Price in effect for the Series A Preferred Stock, immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such Conversion Price shall be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price for the Series A Preferred Stock by a fraction (a) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversation Price for the Series A Preferred Stock and (b) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock.

          For purposes of this subparagraph E, the following subparagraphs (1) to (6) shall also be applicable:

               (E)(1)ISSUANCE OF OPTIONS. In case at any time after the Issuance Date the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any Options for the purchase of Common Stock or any stock or Convertible Securities whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversation or exchange thereof, by (ii) the total maximum number of Additional Shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of

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such Options) shall be less than the Conversion Price in effect for the Series A
Preferred Stock immediately prior to the time of the granting of such Options, then the total maximum number of Additional Shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph E(3), no adjustment of either Conversion Price shall be made upon the actual issue of such Additional Shares of Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Additional shares of Common Stock upon conversion or exchange of such Convertible Securities.

               (E)(2)ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation at any time after the Issuance Date shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect for the Series A Preferred Stock, immediately prior to the time of such issue or sale, then the total maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph (E)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Additional Shares of Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph (E)(1), no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

               (E)(3)CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (E)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (E)(1) or (E)(2), or the rate at which Convertible Securities referred to in subparagraph (E)(1) or (E)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect for the Series A Preferred Stock, at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby


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reduced; and on the expiration of any Option the issuance of which has reduced the Conversion Price or the termination of any such right to convert or exchange Convertible Securities the issuance of which has reduced the Conversion Price, the Conversion Price them in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (E)(4)CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred on any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               (E)(5)RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (E)(6)TREASURY SHARES. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Additional Shares of Common Stock for the purpose of this subparagraph E.

               (iv) Whenever the Conversion Price or the amount of Common Stock or other securities deliverable upon the conversion of Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal executive office and with any transfer agent or agents for its Series A Preferred Stock and Common Stock, a statement, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer or one of its Assistant Treasurers, stating the newly adjusted Conversion Price and adjusted amount of its Common Stock or other securities deliverable per share of Series A Preferred Stock calculated to the nearest one one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. A copy of such statement shall be sent to each holder of Series A Preferred Stock. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

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               (v)  The Corporation shall at all times reserve and keep
available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of Series A Preferred Stock.

               (vi) No fraction of shares of Common Stock shall be issued upon conversion, but in lieu thereof the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined pursuant to paragraph (e) hereof.

               (vii)The Corporation will not, but amendment to this Certificate of Designation or by amendment of its Certificate of Incorporation (the "Charter") or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

          (e) REDEMPTION. (i) The Corporation may, at its option, redeem the Series A Preferred Stock, in whole and not in part, out of funds legally available therefor, by action of the Board of Directors, at any time on or after six months from the date of issuance of the last share of Preferred Stock pursuant to the Corporation's Confidential Private Placement Memorandum dated January 19, 1995 at a redemption price of $5.00 per share, plus all accrued and unpaid dividends on a share of Series A Preferred Stock, upon notice and in the manner set forth in, and subject to the conditions of, this paragraph (e); PROVIDED, the current market price of the Common Stock (the closing sale price as reported by the Nasdaq National Market or, if not traded thereon, the closing bid price as reported by Nasdaq or, if not quoted thereon, the closing bid price in the National Quotation Bureau sheet listing for the Common Stock) equals or exceeds $7.50 per share (as may be adjusted proportionately upward or downward solely in the event of a subdivision or combination of the Company's Common Stock or the payment of a dividend on all of the Company's Common Stock payable in Common Stock of the Company) for 20 consecutive trading days ending no more than 10 days prior to the date of notice of redemption.

               (ii) REDEMPTION NOTICE. If the Corporation elects to redeem the Preferred Stock, the Corporation shall mail, postage prepaid, not less than 30 days nor more than 60 days prior to the business day designated in such notice for the closing of such redemption (the "Redemption Date"), written notice thereof (the "Redemption Notice"), to each holder of record of the Series A Preferred Stock, at his post office address last shown on the records of the Corporation. Each such Redemption Notice shall state:

               (A)The number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem;

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               (B)The Redemption Date and Redemption Price;

               (C)The date upon which the holder's conversion rights (as set forth in paragraph (d) above) as to such shares terminate which termination shall be five days before the Redemption Date; and

               (D)That the holder is to surrender to the Corporation, in its manner and at the place designated, his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

               (iii)SURRENDER OF CERTIFICATES; PAYMENT. On or before the Redemption Date, each holder of shares of Series A Preferred Stock, unless such holder has exercised his right to convert the shares as provided in paragraph
(d) hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such share shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

               (iv)RIGHTS SUBSEQUENT TO REDEMPTION. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (vii) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith terminate after the Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

               (v)DEPOSIT OF FUNDS. On or prior to the Redemption Date, the Corporation shall deposit with any bank or trust company, having a capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series A Preferred Stock called for redemption on such Redemption Date and not yet converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after each such Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (but not prior to the Redemption Date), the Series A Preferred Stock shall be redeemed. The deposit shall constitute full payment of the shares of their holders, and from and after the Redemption Date the Series A Preferred Stock shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive, from the bank or trust company, payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the first anniversary of the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

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          (f)PROTECTIVE PROVISIONS.  So long as any shares of Series A Preferred
Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of record of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock voting as a class:

               (i)Amend, repeal or modify any provision of, or add any provision to, the Corporation's Charter or By-laws or this Certificate of Designation if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; or

               (ii)Reclassify the shares of Common Stock or any other shares of stock hereafter created junior to the Series A Preferred Stock as to dividends or assets into shares of Series A Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series A Preferred Stock.

               D. SERIES B PREFERRED STOCK. Ten Thousand (10,000) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series B Preferred Stock (the "Series B Preferred Stock") and shall possess the rights and privileges set forth below:

          (a) DIVIDENDS (i) The holder of each issued and outstanding share of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets at the time legally available for such purpose, dividends at a rate of $32.50, payable annually in arrears. No dividends shall be declared and paid on the Series B Preferred Stock (other than a dividend payable solely in shares of Series B Preferred Stock) unless all accrued but unpaid dividends on the Corporation's existing class of Series A Preferred Stock have been declared and paid in cash. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series B Preferred Stock unless declared by the Corporation's Board of Directors; provided, however, that if all shares of Series B Preferred Stock have not been converted into common stock by April 30, 1997 such dividends shall begin to accumulate on all shares of Series B Preferred Stock which remain outstanding at such time and shall be payable, subject to clause (ii) below, on April 30, 1997 and each April 30 thereafter. At the Corporation's election, such dividends may be declared in cash, or in additional shares of Series B Preferred Stock in an amount equal to the number of shares of Series B Preferred Stock which on such date would be convertible into that number of shares of common stock, par value $.001 per share (the "Common Stock") which shall be determined as follows: the amount of the dividend divided by the closing bid price of the Common Stock on April 30th (or the first following business day if such date should fall on a weekend or holiday). No dividends shall be declared or paid with respect to the Corporation's Common Stock (other than a dividend payable solely in Common Stock of the Corporation), or upon any other class of Preferred Stock of the Corporation with a dividend preference subordinate to the dividend preference of the Series B Preferred Stock, unless all accrued but unpaid dividends on the Series B Preferred Stock has been declared and paid and a dividend of equal or greater amount per share (on an as-if-converted to Common Stock basis) is first declared and paid with respect to the Series B Preferred Stock.

               (ii) No dividends shall be paid on the Series B Preferred Stock at such time as:

                    (A)  such payment would violate Delaware law; or

                    (B) such payment would impair the net capital or other financial requirements applicable to the Corporation established by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or any other state of federal securities authority or agency, any state or federal commodities authority or agency, or any commodities or securities exchange.

          (b)  LIQUIDATION PREFERENCE  (i)   In the event of any liquidation,
     dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series B Preferred Stock, an amount equal to one thousand dollars ($1,000) per share. The liquidation preference of the Series B Preferred Stock shall be junior in right of payment to the liquidation preference of the Corporation's existing class of Series A Preferred Stock. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series B Preferred Stock, holders of shares of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series B Preferred Stock and Series B Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series B Preferred Stock, holders of share of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series B Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

               (ii) A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

          (c) CONVERSION OF SERIES B PREFERRED STOCK The holders of Series B Preferred Stock shall have the following conversion rights:

               (i) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, on the Conversion Dates and at the Conversion Prices set forth below, into fully paid and nonassessable shares of Common Stock.

               (ii) MECHANICS OF CONVERSION. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice ("Conversion Notice") via telecopy to the Corporation. The original Conversion Notice and the certificate or certificates representing the Series B Preferred Stock for which conversion is elected, shall be delivered to the Corporation by international courier, duly endorsed. The date upon which a Conversion Notice is properly received by the Corporation shall be a "Notice Date."

     The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Series B Preferred Stock at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Series B Preferred Stock to be converted are received by the transfer agent or the Corporation within three business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original shares of Series B Preferred Stock to be converted are not received by the transfer agent or the Corporation within three business days after the Notice Date, the Conversion Notice shall become null and void.

               (iii) CONVERSION DATES. The Series B Preferred Stock shall become convertible into shares of Common Stock at any time commencing forty-five
(45) days after the last day on which there is an original issuance of the Series B Preferred Stock (the "Conversion Date").

               (iv) CONVERSION PRICE. Each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock according to the following formula:

N X 1,000
---------
Conversion Price
where:

          N = the number of shares of the Series B Preferred Stock for which conversion is being elected:
and

          Conversion
          Price = the lesser of (x) the closing bid price or the Corporation's Common Stock on the date of the original issuance of the Series B Preferred Stock, or (y) the average closing bid price of the Corporation's Common Stock for the five (5) trading days immediately preceding the Notice Date; provided, however, in no event shall the Conversion Price be less than $4.00 nor greater than $6.05; provided, further, however, that the aforesaid $4.00 minimum Conversion Price shall be applicable on and after the first to occur of (i) January 1, 1997, (ii) August 15, 1996, if the Corporation's Common Stock has not been listed on the NASDAQ SmallCap Market on or prior to such date, or (iii) October 1, 1996, if the Company's unaudited financial statements for the quarter ended June 30, 1996 (as set forth in its Form 10-QSB filed with the Securities and Exchange Commission) reflected less than $350,000 of net income before income taxes.

               (v) AUTOMATIC CONVERSION. Each share of Series B Preferred Stock outstanding on December 31, 1997 automatically shall be converted into Common Stock on such date at the Conversion Price then in effect, and December 31, 1997 shall be deemed to be the Notice Date with respect to such conversion.

               (vi) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any shares, share or fractional share of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares (or fractions thereof) of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing bid price of the Corporation's Common Stock on the Notice Date multiplied by such fraction.

               (vii) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the

Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (viii)    ADJUSTMENT TO CONVERSION PRICE.

                    (A) If, prior to the conversion of all shares of Series B Preferred Stock, the number of outstanding shares or Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

                    (B) If prior to the conversion of all shares of Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock or the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series B Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such share of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series B Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series B Preferred Stock may be entitled to purchase.

                    (C) If any adjustment under this subsection would create a fractional share of Common Stock or a right to acquire a fractional share if Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

          (d) VOTING. Except as otherwise provided by the Delaware Business Corporation Law, the holders of the Series B Preferred Stock shall have no voting power whatsoever, and no holder of Series B Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

          (e) PROTECTIVE PROVISIONS. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

               (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the Series C preferred Stock;

               (ii) create any new class or series of stock being on a parity with or having a preference over the Series C Preferred Stock with respect to dividends, to payments upon Liquidation (as provided for in Section B of this Designation) or to redemption; or

               (iii) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          (f) STATUS OF CONVERTED STOCK. In the event any shares of Series B Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class of series, and shall not be issuable by the Corporation as Series B Preferred Stock.

               E. SERIES C PREFERRED STOCK. Five Thousand (5,000) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Company shall be designated Series C Preferred Stock (the "Series C Preferred Stock"). The Series C Preferred Stock shall be pari passu with the Company's Series B Preferred Stock and shall possess the rights and privileges set forth below:

          (a) DIVIDENDS (i) The holder of each issued and outstanding share of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company, out of the assets at the time legally available for such purpose, dividends at a rate of $33.30, payable annually in arrears. No dividends shall be declared and paid on the Series C Preferred Stock (other than a dividend payable solely in shares of Series C Preferred Stock) unless all accrued but unpaid dividends on the Company's existing class of Series A Preferred Stock have been declared and paid in cash. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series C Preferred Stock unless declared by the Company's Board of Directors; provided, however, that if all shares of Series C Preferred Stock have not been converted into common stock by December 31, 1997 such dividends shall begin to accumulate on all shares of Series C Preferred Stock which remain outstanding at such time and shall be payable, subject to clause (ii) below, on December 31, 1997 and each December 31 thereafter. At the Company's election, such dividends may be declared in cash, or in additional shares of Series C Preferred Stock in an amount equal to the number of shares of Series C Preferred Stock which on such date would be convertible into that number of shares of common stock, par value $.001 per share (the "Common Stock") which shall be determined as follows: the amount of the dividend divided by the closing bid price of the Common Stock on December 31st (or the first following business day if such date should fall on a weekend or holiday). No dividends shall be declared or paid with respect to the Company's Common Stock (other than a dividend payable solely in Common Stock of the Company), or upon any other class of Preferred Stock of the Company with a dividend preference subordinate to the dividend preference of the Series C Preferred Stock, unless all accrued but unpaid dividends on the Series C Preferred Stock has been declared and paid and a dividend of equal or greater amount per share (on an as-if-converted to Common Stock basis) is first declared and paid with respect to the Series C Preferred Stock and Series B Preferred Stock on a pari passu basis.

               (ii) No dividends shall be paid on the Series C Preferred Stock at such time as:

                    (A)  such payment would violate Delaware law; or

                    (B) such payment would impair the net capital or other financial requirements applicable to the Company established by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or any other state of federal securities authority or agency, any state or federal commodities authority or agency, or any commodities or securities exchange.

          (b)  LIQUIDATION PREFERENCE  (i)   In the event of any liquidation,
     dissolution or winding-up of the Company, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Series C Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Company with a liquidation preference subordinate to the liquidation preference of the Series C Preferred Stock, an amount equal to one thousand dollars ($1,000) per share. The liquidation preference of the Series C Preferred Stock shall be junior in right of payment to the liquidation preference of the Company's existing class of Series A Preferred Stock and shall be on a pari passu basis with the right of payment to the liquidation preference of the Company's existing class of Series B Preferred Stock. If, upon any Liquidation of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series C Preferred Stock, holders of shares of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series C Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series C Preferred Stock, holders of shares of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series C Preferred Stock and Series B Preferred Stock shall receive all of the assets of the Company available for distribution and each such holder of shares of the Series C

     Preferred Stock, holders of share of the Series B Preferred Stock, and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series C Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series C Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series C Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Company shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its shareholders.

               (ii) A merger or consolidation of the Company with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Company which shall not in fact result in the liquidation (in whole or in part) of the Company and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Company.

          (c) CONVERSION OF SERIES C PREFERRED STOCK The holders of Series C Preferred Stock shall have the following conversion rights:

               (i) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, on the Conversion Dates and at the Conversion Prices set forth below, into fully paid and nonassessable shares of Common Stock.

               (ii) MECHANICS OF CONVERSION. Each holder of Series C Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice in the form of the Notice of Conversion or Exercise attached to the subscription agreement pursuant to which the Series C Preferred Stock was issued (a "Conversion Notice") via telecopy to the Company. The original Conversion Notice and the certificate or certificates representing the Series C Preferred Stock for which conversion is elected, shall be delivered to the Company by international courier, duly endorsed. The date upon which a Conversion Notice is properly received by the Company shall be a "Notice Date."

     The Company shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Series C Preferred Stock at the address of the holder on the stock books of the Company, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Series C Preferred Stock to be converted are received by the transfer agent or the Company within three business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original shares of Series C Preferred Stock to be converted are not received by the transfer agent or the Company within three business days after the Notice Date, the Conversion Notice shall become null and void.

               (iii) CONVERSION DATES. The Series C Preferred Stock shall become convertible into shares of Common Stock at any time commencing forty-five
(45) days after the last day on which there is an original issuance of the Series C Preferred Stock (the "Conversion Date").

               (iv) CONVERSION PRICE. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock according to the following formula:

N X 1,000
---------
Conversion Price

where:

          N = the number of shares of the Series C Preferred Stock for which conversion is being elected:
and

          Conversion
          Price = the lesser of (i) $2.25 per share or (ii) the average closing bid price on the NASDAQ SmallCap Market on the five trading days immediately preceding the holder's delivery of a Conversion Notice to the Company.

               (v) AUTOMATIC CONVERSION. Each share of Series C Preferred Stock outstanding on June 30, 2002 automatically shall be converted into Common Stock on such date at the Conversion Price then in effect, and June 30, 2002 shall be deemed to be the Notice Date with respect to such conversion.

               (vi) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any shares, share or fractional share of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares (or fractions thereof) of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.
If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing bid price of the Company's Common Stock on the Notice Date multiplied by such fraction.

               (vii) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (viii)    ADJUSTMENT TO CONVERSION PRICE.

                    (A) If, prior to the conversion of all shares of Series C Preferred Stock, the number of outstanding shares or Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

                    (B) If prior to the conversion of all shares of Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock or the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the holders of Series C Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such share of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series C Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series C Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series C Preferred Stock may be entitled to purchase.

                    (C) If any adjustment under this subsection would create a fractional share of Common Stock or a right to acquire a fractional share if Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

          (d) VOTING. Except as otherwise provided by the Delaware Business Corporation Law, the holders of the Series C Preferred Stock shall have no voting power whatsoever, and no holder of Series C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

          (e) PROTECTIVE PROVISIONS. So long as shares of Series C Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

               (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the Series C preferred Stock;

               (ii) create any new class or series of stock being on a parity with or having a preference over the Series C preferred Stock with respect to dividends, to payments upon Liquidation (as provided for in Section B of this Certificate Designation) or to redemption; or

               (iii) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          (f) STATUS OF CONVERTED STOCK. In the event any shares of Series C Preferred stock shall be converted as contemplated by this Certificate of Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class of series, and shall not be issuable by the Company as Series C Preferred Stock.

     FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

               B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

               C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

               D. Special meetings of stockholders of the corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of

Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     SIXTH:    A.   Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board.
The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors shall be elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

               B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.
No decrease in the authorized number of directors shall shorten the term of any incumbent director.

               C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

               D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal the by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation

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

     entitled to vote generally in the election of directors, voting together as a single class, shall be requested to adopt, amend or repeal any provision of the by-laws of the Corporation.

          EIGHTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction for which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          NINTH:    The Corporation reserves the right to amend or repeal any
     provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

          IN WITNESS WHEREOF, the undersigned incorporator hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury the 16th day of December, 1997.



                                        /s/ Alexander Canate
                                        ------------------------
                                        Alexander Canate
                                        Incorporator

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